EXHIBIT 21

Entity Name	Jurisdiction
AKGI Lake Tahoe Investments, Inc.	CA
AKGI Poipu Investments, Inc.	HI
AKGI St. Maarten, N.V., Inc.	DE/NA
Alpine Apartment Hotel LmbH	Austria
Andalucian Realty Ltd	England & Wales
Argosy Grand Beach, Inc.	GA
Argosy Partners, Inc.	GA
Argosy/KGI Grand Beach Investment Partnership	CA
Argosy/KGI Poipu Investment Partnership, LP	HI
Benal Holdings Limited	Gibraltar
Benal Management Limited	Gibraltar
Blue Bison Funding Corporation	DE
Broome Park Estates Ltd	England & Wales
Canaryroute Limited (f/k/a LSI Travel Club)	England & Wales
Citronsa Canarias SL	Spain
Citrus Insurance Company, Inc.	NV
Club Sunterra Development California, LLC (f/k/a Club Sunterra Development II, LLC f/k/a Sunterra Texas Development, LLC	DE
Club Sunterra Development Hawaii, LLC (f/k/a Sunterra East Marketing, LLC)	DE
Club Sunterra Development, LLC	DE
Club Sunterra Limited	England & Wales
Club Sunterra, Inc.	FL
Club Via Limited	England & Wales
Collie Inversion Inmobilario Santa Cruz SL	Spain
Cotiempo SL	Spain
Dutch Elm Holdings, LLC	DE
Dutch Elm, LLC	NV
Epic Declarant, Inc.	DE
Epic Master Funding Corporation	DE
Epic Receivables 1999, LLC	DE
Epic Residual Assets, Inc.	DE
Flanesford Priory Limited	England & Wales
Floriana Holdings Limited	Gibraltar
Floriana Management Limited	Gibraltar
George Acquisition Subsidiary, Inc.	NV
Go Sunterra Limited (f/k/a Flanesford Management Limited)	England & Wales

Grand Beach Partners, L.P.	CA
Grand Beach Resort, Limited Partnership	GA
Grand Escapes, LLC	DE
Grand Vacation Company (Europe) Ltd	England & Wales
Grand Vacation Travel Limited	England & Wales
GVC Gran Canarias Management SL	Spain
GVC Nominee Ltd	England & Wales
GVC Spanish Benalmadena Management SL	Spain
GVC Spanish Management SL	Spain
Hewicoon SL	Spain
IGR Mougins Sarl (FNTC company-shares owned by Grand Vacation Club Title Ltd)	France
International Timeshares Marketing LLC	DE
Kabushiki Gaisha Kei, LLC	CA
Kenmore Club Ltd	Scotland
KGI Grand Beach Investments, Inc.	GA
KGK Investors, Inc.	CA
KGK Lake Tahoe Development, Inc.	CA
KGK Partners, Inc.	CA
Lake Tahoe Resort Partners, LLC	CA
Los Amigos Beach Club Limited	Isle of Man
Los Amigos Beach Club Management Limited	Isle of Man
LS Financial Services Limited	England & Wales
LS International Resort Management Limited	England & Wales
LS Interval Ownership Limited	England & Wales
LSI (Wychnor Park) Limited	England & Wales
LSI Developers, Ltd	England & Wales
LSI Properties Ltd	England & Wales
Mazatlan Development Inc.	WA
Mercadotechnia de Hospedaje S.A. de C.V.(dormant)	Mexico
Merceta Canarias SL	Spain
Meridiat Canarias SL	Spain
MMG Development Corp	FL
Octopus GmbH	Austria
Pastor Inmobiliario Insular SL	Spain
Pine Lake Management Services Limited	England & Wales

Pine Lake plc	England & Wales
Poipu Resort Management Company	HI
Poipu Resort Partners, LP	HI
Premier Vacations, Inc.	FL
Resort Management International, Inc.(CA)	CA
Resort Marketing International, Inc.	CA
Resorts Development International, Inc.	NV
Resort Management Services SL	Spain
Sahara Sunset Resort Management SL	Spain
Secure Firstcon, Inc.	DE
Secure Middlecon, Inc.	DE
Signature Capital—West Maui L.L.C.	DE
SunSera Funding Corp.	NV
Sunset Sur SA	Spain
Sunterra Balearic Sales SL	Spain
Sunterra Cabo Development S. de R.L. de C.V.	Mexico
Sunterra Cabo Management Company S. de R.L.de C.V.	Mexico
Sunterra Centralized Services Company	DE
Sunterra Centralized Services Global, LLC	DE
Sunterra Centralized Services Nevada, LLC	DE
Sunterra Centralized Services USA, LLC	DE
Sunterra Citrus Share Holding, Inc. (f/k/a Sunterra South Marketing, LLC)	DE
Sunterra Clubs (Europe) Ltd. (f/k/a GVC Clubs (Europe) Ltd)	England & Wales
Sunterra Communications, LLC	DE
Sunterra Coral Sands Development, LLC	DE
Sunterra Cypress Pointe I Development, LLC	DE
Sunterra Cypress Pointe II Development, LLC	DE
Sunterra Cypress Pointe III Development, LLC	DE
Sunterra Daytona Development, LLC (f/k/a Sunterra Bent Creek Golf Course Development, LLC)	DE
Sunterra Deutschland Betriebsgesellschaft mbH	Germany
Sunterra Deutschland Holding GmbH	Germany
Sunterra Deutschland Vertriebsgesellschaft mbH	Germany
Sunterra Developer and Sales Holding Company	DE
Sunterra Epic Mortgage Holdings, LLC (f/k/a Sunterra KGK Partners Finance, LLC)	DE
Sunterra Europe (Group Holdings) plc	England & Wales
Sunterra Europe (Holdings) Ltd.	England & Wales
Sunterra Europe Ltd, (formerly LSI Promotions France)-BRANCH	France
Sunterra Europe Ltd. (f/k/a Grand Vacation Company Ltd)	England & Wales

Sunterra Fall Creek Development, LLC	DE
Sunterra Finance Holding Company	DE
Sunterra Financial Services, Inc.	NV
Sunterra Grand Beach I Development, LLC	DE
Sunterra Grand Beach II Development, LLC	DE
Sunterra Greensprings Development, LLC	DE
Sunterra Hilton Head Development, LLC (f/k/a Sunterra Bent Creek Village Development, LLC)	DE
Sunterra Italia SRL	Italy
Sunterra Mexico Share Holding, LLC (f/k/a Sunterra Kallof Place Development, LLC)
Sunterra Lake Tahoe Development, LLC	DE
Sunterra Las Vegas Development, LLC (f/k/a Sunterra Polynesian Isles Development, LLC)	DE
Sunterra Management and Exchange Holding Company	DE
Sunterra Management Limited (f/k/a Grand Vacations Management Ltd.)	England & Wales
Sunterra Menorca Management SL	Spain
Sunterra Mexico Group Holdings S. de R.L. de C.V.	Mexico
Sunterra Mexico Share Holding, LLC (f/k/a Sunterra Kallof Place Development, LLC)	DE
Sunterra Mijas Sales SL	Spain
Sunterra Mortgage Holdings, LLC	DE
Sunterra Ownership LLC	DE
Sunterra Pacific Realty, Inc. (f/k/a VI Realty, Inc.)	CO
Sunterra Pacific, Inc. (f/k/a Vacation Internationale, Inc.)	WA
Sunterra Palm Springs Development, LLC (f/k/a Sunterra North Marketing, LLC)	DE
Sunterra Poco Diablo Development, LLC	DE
Sunterra Port Royal Development, LLC	DE
Sunterra Portugal Clube de Ferias Ltd	Portugal
Sunterra Powhatan Development, LLC	DE
Sunterra Residual Assets Development, LLC	DE
Sunterra Residual Assets Finance, LLC	DE
Sunterra Residual Assets M&E, LLC	DE
Sunterra Resort Management, Inc. (f/k/a RPM Management, Inc.)	AZ
Sunterra Ridge on Sedona Development, LLC	DE
Sunterra Ridge Pointe Development, LLC	DE
Sunterra Sales Italy Srl	Italy
Sunterra San Luis Bay Development, LLC	DE
Sunterra Santa Fe Development, LLC	DE
Sunterra Scottsdale Development, LLC (f/k/a Sunterra Poipu GP Development, LLC)	DE
Sunterra Sedona Springs Development, LLC	DE
Sunterra Sedona Summit Development, LLC	DE
Sunterra Spanish Sales SL	Spain
Sunterra SPE 2004-1, LLC	DE

Sunterra SPM, Inc.	DE
Sunterra St. Croix Development, LLC	DE
Sunterra Steamboat Development, LLC	DE
Sunterra Tahoe Beach & Ski Development, LLC	DE
Sunterra Tenerife Sales SL	Spain
Sunterra Title Ltd. (f/k/a Grand Vacation Title Ltd)	England & Wales
Sunterra Travel Ltd. (f/k/a GVC Travel Ltd)	England & Wales
Sunterra Travel, Inc. (f/k/a Vacation Time Travel, Inc.)	WA
Sunterra Villa Mirage Development, LLC	DE
Sunterra Villas of Sedona Development, LLC	DE
Sunterra Voyages SARL	France
Sunterra West Maui Development, LLC (f/k/a Sunterra West Marketing, LLC)	DE
TerraSun Holdings, L.L.C.	DE
TerraSun, L.L.C.	NV
Thurnham Vacation Club Management Ltd.	England & Wales
Torres Mazatlan S.A. de C.V.	Mexico
Torres Vallarta S.A. de C.V.	Mexico
Vacaciones Compartidos Mazatlan y Vallarta, S.A. de C.V.	Mexico
Vacacionistas Internacionales Mazatlan S.A. de C.V.	Mexico
Vacacionistas Internacionales Vallarta S.A. de C.V.	Mexico
Vacation Club Partnerships Limited	England & Wales
Vacation Owners Club SA	Spain
Vacation Research Ltd	England & Wales
Vacation Time Share Travel, Inc.	Bahamas
Vilar Do Golf Empreendimentos Turisticos Lda	Portugal
West Maui Resorts Partners, LP	DE